Exhibit 10.11

FIRST AMENDMENT TO TERMINAL SERVICES AGREEMENT
This First Amendment to Terminal Services Agreement (this “Amendment”) is dated as of September 28, 2018, but effective August 6, 2018 (the “Amendment Effective Date”), by and between Tesoro Great Plains Gathering & Marketing LLC (“TGP”) and Tesoro Refining & Marketing Company LLC (“Customer”).
RECITALS
WHEREAS, on January 1, 2017, the Parties entered into that certain Terminal Services Agreement pursuant to which TGP receives, temporarily stores, delivers and loads crude Petroleum from Customer at the Receipt Locations, and Customer ships Crude Petroleum from the Receipt Locations for the delivery and rail loading of Customer’s Crude Petroleum by TGP at the Fryburg Rail Terminal, pursuant to the terms and conditions contained therein (the “Original Agreement”); and
WHEREAS, the Parties desire to amend the Original Agreement to revise the Terminal Fees, pursuant to the terms and conditions contained herein.
NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

1.	Amendments to the Original Agreement.
Section 5 is deleted in its entirety and replaced with the following, which shall be effective as of the Amendment Effective Date:
“5. TERMINAL FEES

For the services provided by TGP under this Agreement, Customer shall pay monthly the fees (“Terminal Fees”) in accordance with the following table for (i) each net Barrel of Crude Petroleum received by truck at the various truck unloading locations listed below, and (ii) each net Barrel of Crude Petroleum loaded onto Customer's Unit Train at the Fryburg Rail Terminal.

Receipt Locations	Fee per Barrel	Service
Fryburg Rail Terminal	$0.5079	Truck Unload
Watford City Terminal	$0.1524	Truck Unload
Dunn Terminal	$0.1524	Truck Unload
Fryburg Rail Terminal	$0.5000	Unit Train Loading

Each of the Terminal Fees indicated above shall be subject to adjustment at each annual anniversary of the Effective Date, or if the anniversary date is not on the first day of a Month, then on the first day of the Month following the anniversary date. Unless the Parties agree in writing otherwise sixty (60) Days prior to the end of the Initial Term, each of the Terminal Fees shall be adjusted by the percentage increase or decrease in the Consumer Price Index for Al 1 Urban Consumers, Midwest Region area as published by the US Department of Labor; Bureau of Labor Statistics (the “CPI-U”). The percentage increase in the CPl-U means the percentage increase in the CPI-U over the first twelve (12) of the fifteen (15) Months preceding the escalation date.”

2.	Miscellaneous.
(a)    Other than as set forth above, the Original Agreement shall remain in full force and effect as written.

(b)    Except as otherwise provided herein, all costs and expenses (including legal and financial advisory fees and expenses) incurred in connection with, or in anticipation of, this Amendment and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

(c)    This Amendment and the legal relations between the Parties shall be governed by and construed in accordance with Section 26 of the Original Agreement.

(d)    This Amendment constitutes the entire agreement between the Parties pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

(e)    This Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Either Party’s delivery of an executed counterpart signature page by facsimile (or electronic .pdf format transmission) is as effective as executing and delivering this Amendment in the presence of the other Party. No Party shall be bound until such time as all of the Parties have executed counterparts of this Amendment.

(f)    This Amendment is solely for the benefit of the Parties and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Amendment.

(g)    The invalidity or unenforceability of any term or provision of this Amendment in any situation or jurisdiction shall not affect the validity or enforceability of the other terms or provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction and the remaining terms and provisions shall remain in full force and effect, unless doing so would result in an interpretation of this Amendment that is manifestly unjust.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the date first written above.

Tesoro Refining & Marketing Company LLC By: /s/ Gregory J. Goff Name: Gregory J. Goff Title: President and Chief Executive Officer	Tesoro Logistics Operations LLC By: /s/ Steven M. Sterin Name: Steven M. Sterin Its: President and Chief Financial Officer